UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2011

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-168407	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

The information in this report set forth under Item 2.03 is incorporated herein by reference.

Item 2.01           Completion of Acquisition or Disposition of Assets.

Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and owner of a 99.99% interest in, Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP").  On April 21, 2011, PAC-OP completed the acquisition of 100% of the membership interests in PAC Summit Crossing, LLC, a Delaware limited liability company (f/k/a Oxford Summit Partners LLC) ("Oxford Summit"), the fee-simple owner of a multifamily apartment community located in suburban Atlanta, Georgia ("Oxford Summit Apartments") for a total purchase price of $33.2 million, exclusive of acquisition-related and financing-related transaction costs.  The Oxford Summit membership interests were acquired from Oxford Summit Development LLC, a Georgia limited liability company, and Williams Realty Fund I, LLC, a Georgia limited liability company ("WRF").  WRF owns approximately 13.63% of the outstanding common stock of the Company as of April 21, 2011.  In addition, John A. Williams, the Company's President, Chief Executive Officer and board member, indirectly owns an approximate 7.0% membership interest in WRF.  The purchase price of $33.2 million was determined pursuant to averaging the appraisals of two nationally recognized independent real estate appraisers, supplemented by the Company's internal due diligence efforts.  In connection with the acquisition, the Company paid an acquisition fee of $332,000, or 1.0% of the contract purchase price, to Preferred Apartment Advisors, LLC, the Company’s manager (the "Manager"), of which Williams Opportunity Fund, LLC, a Georgia limited liability company ("WOF"), will receive $3,220 through its special limited liability company interest in the Manager which entitles WOF to receive 1% of the Manager's gross revenues.  WOF owns approximately 19.75% of the outstanding common stock of the Company as of April 21, 2011.  In addition, Mr. Williams indirectly owns an approximate 1.0% membership interest in WOF.

Oxford Summit Apartments was completed in 2007 and consists of 345 apartment homes in a gated and controlled access community, with a current occupancy of approximately 95%.  The Company funded a portion of the purchase price of the acquisition from proceeds of its initial public offering and concurrent private placement transaction, both of which closed on April 5, 2011.  In addition, the Company financed the acquisition of Oxford Summit Apartments with a $20.86 million non-recourse first mortgage loan from Prudential Multifamily Mortgage, Inc., a Delaware corporation ("Prudential").  Additional information regarding this loan is set forth under Item 2.03 of this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 21, 2011, in connection with the purchase of Oxford Summit Apartments, Oxford Summit obtained a non-recourse first mortgage loan (the "Loan") from Prudential in the original principal amount of $20.86 million.  Within approximately 60 days of the execution of the Multifamily Deed to Secure Debt, Assignment of Rents and Security Agreement (the "Mortgage Agreement") and related documents, the Company expects that Prudential will sell, transfer, deliver and assign the Loan to the Federal National Mortgage Association (the "Lender").  The Loan is secured by Oxford Summit’s sole investment property, Oxford Summit Apartments.  Oxford Summit received net proceeds of approximately $26.68 million after payment of costs and fees associated with obtaining the Loan.  The Loan bears interest at a fixed rate of interest equal to 4.71% per annum.  The Loan requires monthly payments of accrued interest only from the period of June 1, 2011 to May 1, 2014.  Beginning on June 1, 2014, the Loan will require monthly payments of accrued interest and principal based on a 30-year amortization period.  All remaining indebtedness, including all interest and principal, is due by May 1, 2018.  Subject to limited exceptions, Oxford Summit must pay additional charges for prepayment of any principal prior to the six-month period beginning on November 1, 2017.  There are no guaranties of the Loan provided by the Company or PAC-OP.

In accordance with the terms of the Mortgage Agreement and the note related to the borrowing, the payment of the note may be accelerated at the option of the Lender if an event of default occurs.  As defined in the Mortgage Agreement, events of default include, but are not limited to:  failure to pay any amount due under the Mortgage Agreement or any related documents when due; failure to maintain insurance coverage required under the Mortgage Agreement; owning any real or personal property other than the mortgaged property and personal property related to the operation and maintenance of the mortgaged property; and any materially false or misleading representations or warranties made in connection with the Mortgage Agreement.

The foregoing description is qualified in its entirety by reference to the Multifamily Deed to Secure Debt, Assignment of Rents and Security Agreement and the Multifamily Note, copies of which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K.

Item 9.01               Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than July 7, 2011, which is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than July 7, 2011, which is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

10.1	Multifamily Deed to Secure Debt, Assignment of Rents and Security Agreement dated as of April 21, 2011, between PAC Summit Crossing, LLC and Prudential Multifamily Mortgage, Inc.

10.2	Multifamily Note dated as of April 21, 2011, by PAC Summit Crossing, LLC in favor of Prudential Multifamily Mortgage, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: April 27, 2011	By:	/s/ John A. Williams
John A. Williams
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Multifamily Deed to Secure Debt, Assignment of Rents and Security Agreement dated as of April 21, 2011, between PAC Summit Crossing, LLC and Prudential Multifamily Mortgage, Inc.
10.2	Multifamily Note dated as of April 21, 2011, by PAC Summit Crossing, LLC in favor of Prudential Multifamily Mortgage, Inc.